Exhibit 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
(310) 471-1288

MOTORCAR PARTS OF AMERICA REPORTS RECORD SALES FOR QUARTER
AND FISCAL YEAR

-- Fiscal 2020 Expected to Benefit from Multi-Product Line Expansion and
 Investment Initiatives from Past Few Years --

LOS ANGELES, CA – June 28, 2019 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today announced fiscal 2019 fourth quarter and year-end results, with a favorable outlook supported by strong new business commitments in existing and expanding product lines -- including improved operating cash flow and profitability.

Net sales for the fiscal 2019 fourth quarter ended March 31, 2019 increased 7.8 percent to a record $129.1 million from $119.7 million for the same period a year earlier, reflecting sales increases for both hard parts and diagnostic products.

Adjusted net sales for the fiscal 2019 fourth quarter increased 7.5 percent to a record $132.7 million from $123.4 million a year earlier.

“The company continues to benefit from a multi-pronged platform for sales growth. Our investments in infrastructure, human resources and related initiatives from the past few years are scalable and transforming the company. In addition to our expanding automotive and heavy-duty aftermarket position, our diagnostic testing business is gaining momentum, and we are uniquely positioned as electrification gains momentum within the automotive and aerospace industries. The opportunities are exciting, and we look forward to progress in the new fiscal year – with a particular focus on sales growth, margin improvement and cash flow,” said Selwyn Joffe, chairman, president and chief executive officer.

Net loss for the fiscal 2019 fourth quarter was $2.8 million, or $0.15 per share, reflecting the impact of the items listed below, compared with net income of $8.4 million, or $0.43 per diluted share, a year ago.

Adjusted net income for the fiscal 2019 fourth quarter was $12.0 million, or $0.63 per diluted share, compared with $10.5 million, or $0.54 per diluted share, a year earlier.

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Motorcar Parts of America, Inc.
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The results for the quarter and gross margin were primarily impacted by three items totaling $12.9 million.

•
Non-cash expenses of $8.5 million, including a write-down of $7.4 million associated with the quarterly revaluation for cores on customers’ shelves, and $1.1 million of amortization related to the premium for core buy backs.

•	Transition costs of $2.5 million associated with the move into the larger consolidated distribution center to support the growth in sales.

•	Customer allowances and stock adjustment costs of $1.9 million related to new business.

Gross profit for the fiscal 2019 fourth quarter was $26.0 million compared with $29.1 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2019 fourth quarter was 20.1 percent compared with 24.3 percent a year earlier.

Adjusted gross profit for the fiscal 2019 fourth quarter was $39.0 million compared with $36.3 million a year ago.  Adjusted gross profit as a percentage of adjusted net sales for the three months was 29.4 percent compared with 29.4 percent a year earlier.

Twelve-Month Results

Net sales for fiscal 2019 increased 10.6 percent to $472.8 million from $427.5 million a year earlier.

Adjusted net sales for fiscal 2019 increased 9.0 percent to $476.3 million from $437.1 million last year.

Net loss for fiscal 2019 was $7.8 million, or $0.42 per share, compared with net income of $19.3 million, or $0.99 per diluted share, in fiscal 2018.

Adjusted net income for fiscal 2019 was $33.3 million, or $1.73 per diluted share, compared with $37.1 million, or $1.90 per diluted share, in fiscal 2018.

Gross profit for fiscal 2019 was $89.2 million compared with $107.0 million a year earlier.  Gross profit as a percentage of net sales for fiscal 2019 was 18.9 percent compared with 25.0 percent a year earlier.

Adjusted gross profit for fiscal 2019 was $128.8 million compared with $127.1 million a year ago.  Adjusted gross profit as a percentage of adjusted net sales for fiscal 2019 was 27.0 percent compared with 29.1 percent a year earlier.

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Motorcar Parts of America, Inc.
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Fiscal 2020 Guidance

Motorcar Parts of America expects adjusted net sales for its fiscal year 2020 ending March 31 to be between $552 million and $562 million, representing between 16 and 18 percent organic growth year over year -- ramping up throughout the year.  Adjusted gross margin for fiscal year 2020 is expected to be approximately 27 percent, impacted by product mix.  Profitability and cash flow are expected to improve on a year-over-year basis. For new business, the company is unable to reconcile adjusted net sales and adjusted gross margin to net sales and gross margin on a GAAP basis, because GAAP to non-GAAP reconciliation is dependent upon predicting both returns and stock adjustment accruals, and customer allowances.

Revenue Recognition

Effective April 1, 2018, the company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, (“ASC 606”) using the full retrospective transition method. As a result, the prior-year three and twelve month periods ended March 31, 2018 were revised to reflect the adoption of the new revenue recognition accounting standards.  The effects of the adoption were a decrease of $472,000 to previously reported revenues for the three months ended March 31, 2018 and an increase of $557,000 to previously reported revenues for the twelve months ended March 31, 2018.  The revenue impact was accompanied by changes to cost of goods sold – a decrease of $159,000 to previously reported cost of goods sold for the three months ended March 31, 2018 and an increase of $66,000 to previously reported cost of goods sold for the twelve months ended March 31, 2018.

Also, as a result of the adoption of ASC 606 and the resultant changes in company policy, the effect on the consolidated balance sheets was to create contract asset and contract liability accounts to document those balance sheet items being impacted by the new revenue recognition requirements.  Additional information will be available in the company’s Form 10-K filing.

Use of Non-GAAP Measures

This press release includes the following non-GAAP measures - adjusted net sales, adjusted net income (loss), adjusted EBITDA, adjusted gross profit and adjusted gross margin, which are not measures of financial performance under GAAP, and should not be considered as alternatives to net sales, net income (loss), EBITDA, income from operations, gross profit or gross profit margin as a measure of financial performance.  The Company believes these non-GAAP measures, when considered together with the corresponding GAAP measures, provide useful information to investors and management regarding financial and business trends relating to the company’s results of operations.  However, these non-GAAP measures have significant limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP.  Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.  For a reconciliation of adjusted net sales, adjusted net income (loss), adjusted EBITDA, adjusted gross profit and adjusted gross margin to their corresponding GAAP measures, see the financial tables included in this press release.  Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding these adjustments.

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Motorcar Parts of America, Inc.
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Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 6:30 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877)-776-4016 (domestic) or (973)-638-3231 (international).  For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 9:30 p.m. Pacific time on June 28, 2019 through 8:59 p.m. Pacific time on July 5, 2019 by calling (855)-859-2056 (domestic) or (404)-537-3406 (international) and using access code: 2679922.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearing and hub assemblies, brake master cylinders, brake power boosters, rotors, brake pads and turbochargers utilized in imported and domestic passenger vehicles, light trucks and heavy-duty applications.  In addition, the company designs and manufactures test solutions for performance, endurance and production testing of electric motors, inverters, alternators, starters, and belt starter generators for the OE, aerospace and aftermarket. Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with facilities located in New York, California, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia and Canada.  Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2019 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended March 31,		Years Ended March 31,
	2019	2018	2019	2018
	(Unaudited)
		(As Adjusted)		(As Adjusted)
Net sales	$129,077,000	$119,714,000	$472,797,000	$427,548,000
Cost of goods sold	103,127,000	90,621,000	383,623,000	320,515,000
Gross profit	25,950,000	29,093,000	89,174,000	107,033,000
Operating expenses:
General and administrative	12,553,000	9,059,000	45,972,000	35,477,000
Sales and marketing	5,464,000	4,131,000	19,542,000	15,030,000
Research and development	2,440,000	1,772,000	8,014,000	5,692,000
Total operating expenses	20,457,000	14,962,000	73,528,000	56,199,000
Operating income	5,493,000	14,131,000	15,646,000	50,834,000
Interest expense, net	6,689,000	4,656,000	23,227,000	15,445,000
(Loss) income before income tax expense	(1,196,000)	9,475,000	(7,581,000)	35,389,000
Income tax expense	1,569,000	1,099,000	268,000	16,125,000
Net (loss) income	$(2,765,000)	$8,376,000	$(7,849,000)	$19,264,000
Basic net (loss) income per share	$(0.15)	$0.44	$(0.42)	$1.02
Diluted net (loss) income per share	$(0.15)	$0.43	$(0.42)	$0.99
Weighted average number of shares outstanding:
Basic	18,814,133	18,977,295	18,849,909	18,854,993
Diluted	18,814,133	19,441,230	18,849,909	19,514,775

Note: Prior year three and twelve months ended March 31, 2018 results reflect the adoption of the new revenue recognition accounting standards.  Effective April 1, 2018, the Company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”) using the full retrospective transition method.  Additionally, the Company has revised its financial statements for each of the three years in the period ended March 31, 2018 and for the three months ended June 30, 2018.  As of June 30, 2018, the cumulative error for all periods previously reported was an understatement of net income of $2,938,000.  For further information, please see the Company’s September 30, 2018 Form 10-Q.

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
March 31,

	2019	2018
ASSETS		(As Adjusted)
Current assets:
Cash and cash equivalents	$9,911,000	$13,049,000
Short-term investments	3,273,000	2,828,000
Accounts receivable — net	56,015,000	63,174,000
Inventory— net	233,726,000	161,210,000
Inventory unreturned	8,469,000	7,508,000
Contract assets	22,183,000	23,206,000
Income tax receivable	10,009,000	7,972,000
Prepaid expenses and other current assets	9,296,000	8,608,000
Total current assets	352,882,000	287,555,000
Plant and equipment — net	35,151,000	28,322,000
Long-term deferred income taxes	9,746,000	6,698,000
Long-term contract assets	221,876,000	222,731,000
Goodwill	3,205,000	2,551,000
Intangible assets — net	8,431,000	3,766,000
Other assets	1,071,000	804,000
TOTAL ASSETS	$632,362,000	$552,427,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$92,461,000	$73,273,000
Accrued liabilities	14,604,000	12,048,000
Customer finished goods returns accrual	22,615,000	17,805,000
Contract liabilities	30,599,000	32,603,000
Revolving loan	110,400,000	54,000,000
Other current liabilities	4,990,000	4,471,000
Current portion of term loan	3,685,000	3,068,000
Total current liabilities	279,354,000	197,268,000
Term loan, less current portion	24,187,000	13,913,000
Long-term contract liabilities	40,889,000	48,183,000
Long-term deferred income taxes	257,000	226,000
Other liabilities	7,920,000	5,957,000
Total liabilities	352,607,000	265,547,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 18,817,400 and 18,893,102 shares issued and outstanding at March 31, 2019 and 2018, respectively	188,000	189,000
Additional paid-in capital	215,047,000	213,609,000
Retained earnings	71,407,000	78,510,000
Accumulated other comprehensive loss	(6,887,000)	(5,428,000)
Total shareholders’ equity	279,755,000	286,880,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$632,362,000	$552,427,000

Reconciliation of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures in this press release and in the webcast to discuss the Company’s financial results for the three and twelve months ended March 31, 2019 and 2018. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and gains.  Among other things, the Company uses such non-GAAP adjusted financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its business.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Income statement information for the three and twelve months ended March 31, 2019 and 2018 are as follows:

Reconciliation of Non-GAAP Financial Measures	Exhibit 1

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2019	2018	2019	2018
GAAP Results:		(As Adjusted)		(As Adjusted)
Net sales	$129,077,000	$119,714,000	$472,797,000	$427,548,000
Net (loss) income	(2,765,000)	8,376,000	(7,849,000)	19,264,000
(Loss) income per share (EPS)	(0.15)	0.43	(0.42)	0.99
Gross margin	20.1%	24.3%	18.9%	25.0%
Non-GAAP Adjusted Results:
Non-GAAP adjusted net sales	$132,659,000	$123,357,000	$476,251,000	$437,088,000
Non-GAAP adjusted net income	12,024,000	10,537,000	33,263,000	37,084,000
Non-GAAP adjusted diluted earnings per share (EPS)	0.63	0.54	1.73	1.90
Non-GAAP adjusted gross margin	29.4%	29.4%	27.0%	29.1%
Non-GAAP adjusted EBITDA	$24,828,000	$22,178,000	$73,789,000	$77,217,000

Note: Prior year three and twelve months ended March 31, 2018 results reflect the adoption of the new revenue recognition accounting standards.  Effective April 1, 2018, the Company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”) using the full retrospective transition method.  Additionally, the Company has revised its financial statements for each of the three years in the period ended March 31, 2018 and for the three months ended June 30, 2018.  As of June 30, 2018, the cumulative error for all periods previously reported was an understatement of net income of $2,938,000.  For further information, please see the Company’s September 30, 2018 Form 10-Q.  As of June 30, 2018, the cumulative impact to non-GAAP adjusted net income for all periods previously reported was an understatement of $1,220,000.

Reconciliation of Non-GAAP Financial Measures	Exhibit 2

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2019	2018	2019	2018
		(As Adjusted)		(As Adjusted)
GAAP net sales	$129,077,000	$119,714,000	$472,797,000	$427,548,000
Adjustments:
Net sales
Return and stock adjustment accruals related to new business and product line expansion	1,436,000	394,000	2,109,000	2,890,000
Customer allowances related to new business	2,146,000	3,249,000	8,640,000	6,650,000
Impact of sales price increases related to tariffs	-	-	(309,000)	-
Core sales and a fixed cost in connection with a cancelled contract	-	-	(6,986,000)	-
Adjusted net sales	$132,659,000	$123,357,000	$476,251,000	$437,088,000

Reconciliation of Non-GAAP Financial Measures	Exhibit 3

	Three Months Ended March 31,
	2019		2018
			(As Adjusted)
	$	Per Diluted Share	$	Per Diluted Share
GAAP net (loss) income	$(2,765,000)	$(0.15)	$8,376,000	$0.43
Adjustments:
Net sales
Return and stock adjustment accruals related to new business and product line expansion	1,436,000	$0.07	394,000	$0.02
Customer allowances related to new business	2,146,000	$0.11	3,249,000	$0.17
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	2,512,000	$0.13	1,028,000	$0.05
Revaluation - cores on customers’ shelves and inventory step-up amortization	7,481,000	$0.39	2,828,000	$0.15
Cost of customer allowances and stock adjustment accruals related to new business and product line expansion	(530,000)	$(0.03)	(287,000)	$(0.01)
Operating expenses
Acquisition, financing, transition, severance, new business, earn-out accruals from acquisitions, restatement-related fees and other costs	2,426,000	$0.13	355,000	$0.02
Share-based compensation expenses	2,413,000	$0.13	1,108,000	$0.06
Mark-to-market losses (gains)	(656,000)	$(0.03)	(1,814,000)	$(0.09)
Tax effected (a)	(2,439,000)	$(0.13)	(3,119,000)	$(0.16)
Tax charge for revaluation of deferred tax assets and liabilities	-	$-	(1,566,000)	$(0.08)
Transition tax on deemed repatriation of accumulated foreign income	-	$-	(15,000)	$(0.00)
Adjusted net income	$12,024,000	$0.63	$10,537,000	$0.54

(a) Adjusted net income is calculated by applying an income tax rate of 25.0% for the three months ended March 31, 2019 and 35.5% for the three months ended March 31, 2018; this rate may differ from the period’s actual income tax rate

Reconciliation of Non-GAAP Financial Measures	Exhibit 4

	Twelve Months Ended March 31,
	2019		2018
			(As Adjusted)
	$	Per Diluted Share	$	Per Diluted Share
GAAP net (loss) income	$(7,849,000)	$(0.42)	$19,264,000	$0.99
Adjustments:
Net sales
Return and stock adjustment accruals related to new business and product line expansion	2,109,000	$0.11	2,890,000	$0.15
Customer allowances related to new business	8,640,000	$0.45	6,650,000	$0.34
Impact of sales price increases related to tariffs	(309,000)	$(0.02)	-	$-
Core sales and a fixed cost in connection with a cancelled contract	(6,986,000)	$(0.36)	-	$-
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	8,178,000	$0.43	1,831,000	$0.09
Revaluation - cores on customers’ shelves and inventory step-up amortization	18,947,000	$0.99	9,360,000	$0.48
Cost of customer allowances and stock adjustment accruals related to new business and product line expansion	(581,000)	$(0.03)	(649,000)	$(0.03)
Tariff costs paid for products sold before price increases were effective	1,835,000	$0.10	-	$-
Cost of goods sold for cores recorded in connection with a cancelled contract	7,750,000	$0.40	-	$-
Operating expenses
Acquisition, financing, transition, severance, new business, earn-out accruals from acquisitions, restatement-related fees and other costs	5,511,000	$0.29	1,092,000	$0.06
Share-based compensation expenses	5,564,000	$0.29	3,766,000	$0.19
Mark-to-market losses (gains)	972,000	$0.05	(3,065,000)	$(0.16)
Interest
Write-off of debt issuance costs	303,000	$0.02	231,000	$0.01
Tax effected (a)	(10,821,000)	$(0.56)	(7,525,000)	$(0.39)
Tax charge for revaluation of deferred tax assets and liabilities	-	$-	2,709,000	$0.14
Transition tax on deemed repatriation of accumulated foreign income	-	$-	530,000	$0.03
Adjusted net income	$33,263,000	$1.73	$37,084,000	$1.90

(a) Adjusted net income is calculated by applying an income tax rate of 25.0% for the twelve months ended March 31, 2019 and 35.5% for the twelve months ended March 31, 2018; this rate may differ from the period’s actual income tax rate

Reconciliation of Non-GAAP Financial Measures	Exhibit 5

	Three Months Ended March 31,
	2019		2018
			(As Adjusted)
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$25,950,000	20.1%	$29,093,000	24.3%
Adjustments:
Net sales
Return and stock adjustment accruals related to new business and product line expansion	1,436,000		394,000
Customer allowances related to new business	2,146,000		3,249,000
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	2,512,000		1,028,000
Revaluation - cores on customers’ shelves and inventory step-up amortization	7,481,000		2,828,000
Cost of customer allowances and stock adjustment accruals related to new business and product line expansion	(530,000)		(287,000)
Total adjustments	13,045,000	9.3%	7,212,000	5.1%
Adjusted gross profit	$38,995,000	29.4%	$36,305,000	29.4%

Reconciliation of Non-GAAP Financial Measures	Exhibit 6

	Twelve Months Ended March 31,
	2019		2018
			(As Adjusted)
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$89,174,000	18.9%	$107,033,000	25.0%
Adjustments:
Net sales
Return and stock adjustment accruals related to new business and product line expansion	2,109,000		2,890,000
Customer allowances related to new business	8,640,000		6,650,000
Impact of sales price increases related to tariffs	(309,000)		-
Core sales and a fixed cost in connection with a cancelled contract	(6,986,000)		-
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	8,178,000		1,831,000
Revaluation - cores on customers’ shelves and inventory step-up amortization	18,947,000		9,360,000
Cost of customer allowances and stock adjustment accruals related to new business and product line expansion	(581,000)		(649,000)
Tariff costs paid for products sold before price increases were effective	1,835,000		-
Cost of goods sold for cores recorded in connection with a cancelled contract	7,750,000		-
Total adjustments	39,583,000	8.1%	20,082,000	4.1%
Adjusted gross profit	$128,757,000	27.0%	$127,115,000	29.1%

Reconciliation of Non-GAAP Financial Measures	Exhibit 7

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2019	2018	2019	2018
		(As Adjusted)		(As Adjusted)
GAAP net (loss) income	$(2,765,000)	$8,376,000	$(7,849,000)	$19,264,000
Interest expense, net	6,689,000	4,656,000	23,227,000	15,445,000
Income tax (benefit) expense	1,569,000	1,099,000	268,000	16,125,000
Depreciation and amortization	2,396,000	1,186,000	7,329,000	4,508,000
EBITDA	$7,889,000	$15,317,000	$22,975,000	$55,342,000

Adjustments:
Net sales
Return and stock adjustment accruals related to new business and product line expansion	1,436,000	394,000	2,109,000	2,890,000
Customer allowances related to new business	2,146,000	3,249,000	8,640,000	6,650,000
Impact of sales price increases related to tariffs	-	-	(309,000)	-
Core sales and a fixed cost in connection with a cancelled contract	-	-	(6,986,000)	-
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses (a)	2,396,000	1,028,000	7,795,000	1,831,000
Revaluation - cores on customers’ shelves and inventory step-up amortization	7,481,000	2,828,000	18,947,000	9,360,000
Cost of customer allowances and stock adjustment accruals related to new business and product line expansion	(530,000)	(287,000)	(581,000)	(649,000)
Tariff costs paid for products sold before price increases were effective	-	-	1,835,000	-
Cost of goods sold for cores recorded in connection with a cancelled contract	-	-	7,750,000	-
Operating expenses
Acquisition, financing, transition (a), severance, new business, earn-out accruals from acquisitions, restatement-related fees and other costs	2,253,000	355,000	5,078,000	1,092,000
Share-based compensation expenses	2,413,000	1,108,000	5,564,000	3,766,000
Mark-to-market losses (gains)	(656,000)	(1,814,000)	972,000	(3,065,000)
Adjusted EBITDA	$24,828,000	$22,178,000	$73,789,000	$77,217,000

(a) Of the total new product line start-up and ramp-up costs, and transition expenses of $2,512,000 and $8,178,000 for the three and twelve months ended March 31, 2019, and transition expenses included in other operating expense adjustments of $2,426,000 and $5,511,000 for the three and twelve months ended March 31, 2019, $289,000 and $816,000 represents depreciation and amortization expense